Exhibit 32.1

Certification of the Principal Executive Officer

Pursuant to 18 U.S.C. § 1350, as created by Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned officer of ImmunoCellular Therapeutics, Ltd. (the “Company”) hereby certifies that, to his knowledge:

The Quarterly Report on Form 10-Q of the Company for the fiscal quarter ended September 30, 2010 (the “Report”) fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 15, 2010	By:	/s/ Manish Singh, Ph.D.
	Name:	Manish Singh, Ph.D.
	Title:	President and Chief Executive Officer